Exhibit 99.7

E-Waste Announces Closing of Surf Acquisition

First eWaste public pure-play acquires strategic operating unit in California

London, UK – 24 June, 2013 --  E-Waste Systems, Inc. (OTCQB: EWSI) (‘EWSI’ or the “Company”), an electronic waste management services, technology and reverse logistics company and the first public pure eWaste company, announced today the closing of the acquisition of Surf Investments Ltd. (‘Surf’) in Irvine, CA, which will operate as E-Waste Systems (CA) immediately.

“The closing of the Surf acquisition is a good milestone for EWSI due to its strategic geographic position and the solid credentials and licenses. It brings benefits immediately and complements our core focus on branding and revenue acceleration.” stated Martin Nielson, founder and CEO of EWSI.

The acquisition is expected to add $1 million in annual revenues.  Surf provides technology products and services, including repair and recycling of electronics.  Over its history it has earned authorized credentials to sell, service and recycle the products of key manufacturers, including multinational and major OEM brands like Hewlett Packard, Dell, Apple, Compaq, Toshiba, Lenovo, Fujitsu and many others.

 “This acquisition extends our eWaste brand and firms up our West Coast operating foundation.  In advance of the closing, we began working with the Surf team and have already launched new customer engagements together,” stated Martin Nielson, CEO of EWSI.  “California is top priority for EWSI.  And Surf, out of Irvine, will be of strategic importance to accelerate our broader geographic aspirations both for the West coast and internationally.  It will also help us strengthen our brand by solidifying relations with a number of other qualified recyclers that we and Surf have been working with,” added Mr. Nielson.

Los Angeles, and the State of California, is a major region for the recycling industry. The City of Los Angeles alone generates nearly 10 million tons of solid waste annually and it also has one of the highest recycling rates in the nation.  Los Angeles County has an economic output of $500 billion and is the largest manufacturing center in the nation based on employment, according to the Los Angeles Economic Development Corporation. The city has adopted a 75% waste diversion target and the long-term goal of zero waste by 2025. EWSI’s existing status as a portfolio company of the Los Angeles Cleantech Incubator is expected to be leveraged by this transaction.

Discarded electronics remain the fastest growing segment of the municipal waste stream and are regulated under California’s Electronic Waste Recycling Act of 2003 (SB 20/50), the first law of its kind in the USA.  This aligns strongly with EWSI’s focus on high quality standards for the eWaste industry.

EWSI intends to retain the Surf business intact.  It will operate as E-Waste Systems (CA) immediately (“EWS (CA)”). The plans for Surf under EWSI involve retaining the current revenue streams, while aggressively building the end of life services under the registration the company has under SB 20/50.  Handling new volumes of e-waste will require larger processing space, which EWS (CA) will be looking for next.  As importantly, the management of other affiliates and teaming members is expected to bring in faster revenues through the use of our technology, management and further brand expansion.

The transaction details will be filed with the SEC on Form 8K.

All employees will be retained and EWSI intends to use the Irvine unit as an operational hub for Southern California and strategic center for the management of its USA and global branded operations.  Julie Peterson Mindiola, founder of the company, will stay on in an executive capacity.  Kimberly Crew, the majority shareholder and president of Surf who is based in the Philadelphia area, will join the EWSI Advisory Board.  She is considered one of the leading entrepreneurial executives in the Eastern US, having won prestigious awards such as Philadelphia Business Journal’s “Women of Distinction Award”, and Business Journal of Pennsylvania’s “Pennsylvania’s Best 50 Women in Business”.

“I am looking forward to helping EWSI achieve its goals and to promote the cause of highly compliant end of life solutions.  We both have a lot we can achieve together,” said Kimberly Crew. While Ms. Crew will be joining EWSI’s advisory board she will still be managing three other ventures, including Lighthouse Ventures, an investment and advisory firm.

Julie Peterson added, “We see a significant opportunity to grow our business with the support of the EWSI team under the eWaste System brand.” Ms. Peterson, who founded Surf, has been actively managing day-to-day operations of the company.  She led the initiative that registered the company under California’s electronic waste legislation and will continue to play a key role in the operations post-closing.

“We are delighted to announce the closing of this transaction.  We can now begin leveraging our brand from this strategic location with our USA and global network.   We are looking forward having Kimberly and Julie with us.  Each of them brings entrepreneurial experience and a great passion for solving eWaste problems,” stated Nielson. “The business they have built over the years has become a trusted supplier to its customer base.  We intend to leverage that and their accreditation with the State of California to help achieve our plans.  This acquisition perfectly supports our 2013 goals of growing our global brand, expanding our technologies, and accelerating our revenues,” said Mr. Nielson, CEO of EWSI.

EWSI has now entered the UK, opened a key office in China, can arrange collections in the USA from every zip code, launched a partnership in Australia and now targets India.  EWSI brings technology, including its recently announced proprietary eWasteCC™ carbon credit technology, regulatory knowledge, industry experience and management services to its subsidiaries and affiliates, brand licensees, and teaming partners around the world as part of its strategy to extend the presence and global influence of the Company’s branded services and technologies. “The Company has at its core a vision the establishment of a global brand – the eWaste brand - that can make eWaste processing compliant at the highest standards of regulation and quality yet still helping participants to be profitable.  With modern technology from EWSI we can have both – profit for our shareholders coupled with uncompromising care for the environment.  And we intend to share the science and the economics to do so,” stated Mr. Nielson.

For more information as it happens, follow @EWasteSystemsIn on Twitter and Facebook and on the Company’s blog at www.ewastesystems.blogspot.com

Or contact: Investor Relations at: ir@ewastesystems.com

Industry Expansion
The e-waste and reverse logistics market has become a $100B+ annual business (Source: Blumberg Associates1), excluding much of the resale of still usable goods that flood the marketplace as new updates in software and hardware are released. Furthermore, as environmental legislation and policies sets more stringent requirements for the disposal of these items, many analysts and practitioners expect e-waste to grow faster than any other waste stream over the next 5 years. The benefits of e-waste management and recycling are many, including conservation of natural resources, creation of new jobs, prevention of environmental contamination by toxic chemicals, and reduction of energy requirements.
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About E-Waste Systems, Inc.
E-Waste Systems, Inc. is the sole pure play public company in the emerging waste electrical and electronics equipment ("WEEE") industry. EWSI targets companies facing regulatory or other mandates for handling e-waste. EWSI operates and assists its large geographical network of affiliates, apply best practices in professional management, offer state-of-the-art engineering, providing a true global e-waste solution. Additional information, including the business plan summary, is available on the Company’s website, www.ewastesystems.com.

Safe Harbor Statement: Certain statements and information included in this release may constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.